Exhibit 99.2

Released on April 20, 2012 at 11:39 a.m. by PR Newswire

FOR IMMEDIATE RELEASE

Contact:	Martha Fleming, Steve Brolly Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION

DECLARES SECOND QUARTER STOCK DIVIDEND

Atlanta, GA (April 20, 2012) – Fidelity Southern Corporation (NASDAQ: LION) announced that the Board of Directors has approved the distribution on May 14, 2012, of the regular quarterly dividend to be paid in shares of common stock. The Corporation will distribute one new share for every 60 shares held on the record date of May 1, 2012

Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 28 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.